UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2013 (April26, 2013)

High Plains Gas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-125068	26-3633813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Lincoln St, Gillette, Wyoming	82717
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(307) 752-5731

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2013, Bill Edwards resigned as a director of High Plains Gas, Inc. ( the “Company”) in order to devote more time to his other business pursuits.  Mr. Edwards did not have any disagreement with the Company or its management with respect to any financial matter or otherwise.  Mr. Edwards has been provided with a copy of the disclosures contained in this Report on Form 8-K, and has been given an opportunity to review and agree to such disclosures, and has advised that he has no objections.

On April 22, 2013, the Company’s Board of Directors voted to appoint Robert S. Coates to the Board of Directors to fill the vacancy created by Mr. Edwards’ resignation.

Mr. Coates brings more than 35 years of combined management experience in the fields of oil and gas operations, field operations, construction, and environmental projects. After receiving is BS in Geology in 1975 from Marietta College, Marietta, Ohio, Mr. Coates began his career in the oil and gas business in southern Illinois. Coates held positions with Halliburton Services and various independent Oil & Gas operators and consulted in the Appalachian and Illinois basins through the mid 80’s.  Coates worked on several hundred wells looking after production, drilling and completion activities, well location sighting, drilling permit applications, water management, installation of infrastructure including pipelines and tie-ins. After the demise of the oil & gas industry in the mid 80’s, Coates held several management positions in the Environmental Remediation business and heavy general construction business.  He was Operations Manager and Field Services Manager for Laidlaw Environmental Services, Senior Project Manager for Envirite Corporation, Plymouth Meeting, PA; Project Manager, Project Engineer and Project Coordinator for Interstate Industrial Corporation/Interstate Environmental Services in Clifton, New Jersey he worked on the successful development and completion of several high-profile projects for the NYCDOS, The New York Racing Association, Airside Site Redevelopment Project at JFK International Airport; and three mid to high-rise building construction projects along the Hudson River in Jersey City, and Hoboken, New Jersey.  Coates returned to the oil & gas business again in 2002 in the Powder River Basin Coal Bed Methane play.  Since late 2003, Coates has been managing environmental remediation projects for URS Corporation in PA, CT and NY states while further developing work and drilling and production methodologies for the Powder River Basin.  Coates’ talents in project management; environmental, permitting, construction, business development and previous oil & gas experience are valuable assets that will serve the corporation well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Plains Gas, Inc.

Dated: June 5, 2013	By:	\s\ Ed Presley
Name: Ed Presley
Chief Executive Officer